UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC  20549

FORM 8-K

CURRENT  REPORT

PURSUANT TO SECTION 13  OR  15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 23, 2010

MILLENNIUM PRIME, INC.
 (Exact name of registrant as specified in its Charter)

Delaware	0-28459	22-3360133
(State or other jurisdiction	Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

6538 Collins Avenue, Suite 262, Miami Beach, FL		33141
(Address of principal executive offices)		(Zip Code)

(786) 347-9309
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 4.02   Non-Reliance on Previously Issued Financial Statements

On August 23, 2010 the Company was notified by its independent accountant that the disclosure contained in notes 6 and 9 to the financial statements and in Item 2. Sales of Unregistered Securities  as set forth in the Company’s Form 10-Q filed with the Securities and Exchange Commission  should no longer be relied upon because of an error in such disclosures regarding the new conversion terms of the Company’s outstanding 8% Series A Convertible Debentures and the conversions of such debentures during the quarter ended June 30, 2010.  As a result of the error the Company recorded additional interest expense of $108,534 for the quarter ended June 30, 2010 and made appropriate modifications to correct this error.  The Company’s Chief Executive Officer discussed these matters with the Company’s independent accountant.  The Company is amending its Form 10-Q for the quarter ended June 30, 2010 to reflect the proper disclosures.

Item 9.01     Financial Statements and Exhibits

c)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MILLENNIUM PRIME, INC. (Registrant)

Date: August 25, 2010	By:	/s/ John F. Marchese
John F. Marchese
Chief Executive and Financial Officer